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                                                                    EXHIBIT 99.1

[NASTECH LOGO]                                          [P&G LOGO]


FOR IMMEDIATE RELEASE

        NASTECH PHARMACEUTICAL COMPANY INC. AND PROCTER & GAMBLE ANNOUNCE COLLABORATION TO DEVELOP AND COMMERCIALIZE PARATHYROID HORMONE (PTH 1-34)
                    NASAL SPRAY FOR TREATMENT OF OSTEOPOROSIS

BOTHELL, WASH. AND CINCINNATI, OHIO, FEBRUARY 1, 2006 - Nastech Pharmaceutical Company Inc. (Nasdaq: NSTK), a leader in developing therapeutics using advanced drug delivery technologies, and Procter & Gamble Pharmaceuticals, Inc., a division of The Procter & Gamble Company (NYSE: PG), announced today a collaboration to develop and commercialize Nastech's Parathyroid Hormone (PTH 1-34) nasal spray for the treatment of osteoporosis. Clinical and non-clinical studies on PTH 1-34 nasal spray are currently being completed in preparation for Phase III clinical development.

Under terms of the agreement, Nastech will grant P&G rights to the worldwide development and commercialization of PTH 1-34 nasal spray, in exchange for an upfront fee, milestone payments, and royalties on product sales. Payments include a $10 million initial payment upon execution of the agreement and the potential for additional milestone payments of up to $22 million in the first year. In total, payments could reach $577 million over the life of the project depending upon the successful completion of specified development, regulatory, and commercialization goals. Nastech will receive double-digit royalties, with the rate escalating upon the achievement of varying sales targets. No other financial terms of the agreement were disclosed.

Nastech and P&G will jointly develop PTH 1-34 nasal spray, and P&G will reimburse Nastech for any development activities performed by Nastech under the agreement. P&G will assume responsibility for clinical and non-clinical studies and regulatory approval. Nastech will be responsible for the chemistry, manufacturing and controls (CMC) sections of regulatory submissions. If a supply agreement is reached between the companies, Nastech will be responsible for all manufacturing of the intranasal PTH 1-34 and will supply clinical and commercial product to P&G. P&G will direct worldwide sales, marketing, and promotion of PTH 1-34 nasal spray.

"PTH 1-34 nasal spray is an excellent strategic fit for P&G, particularly given our long and successful history in the osteoporosis category," said Mark Collar, Global President, Pharmaceuticals and Personal Health, Procter & Gamble. "We are excited to have this opportunity to develop and deliver another innovative, patient-preferred therapy to provide physicians with an additional therapy to treat their osteoporosis patients."

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Development of PTH 1-34 nasal spray remains on schedule for a 505(b)(2)
application to the FDA for U.S. regulatory approval. 505(b)(2) applications generally involve a shorter and less costly drug development path than do standard FDA drug approval applications.

"A non-invasive PTH 1-34 nasal spray for the treatment of osteoporosis would be welcomed by physicians and patients, potentially resulting in wider use and increased patient acceptance," said Felicia Cosman, M.D., Medical Director of the Clinical Research Center at the Helen Hayes Hospital, and a nationally recognized osteoporosis specialist. "I look forward to the rapid development of this exciting investigative product, which has the potential to improve the lives of osteoporosis patients."

"We are pleased to enter into this collaboration with P&G, whose clinical development, commercialization expertise, and demonstrated success in the worldwide osteoporosis market solidified our decision to partner PTH 1-34 nasal spray as it provides us with the best opportunity to maximize the potential of Nastech's nasal PTH 1-34," stated Steven C. Quay, M.D., Ph.D., Chairman, President and CEO of Nastech. "This alliance further validates our research and product development strategies as well as our commercial and clinical manufacturing capabilities. We look forward to working with our colleagues at P&G to drive the program toward commercialization for the benefit of patients and our shareholders."

ABOUT PTH 1-34 AND OSTEOPOROSIS

PTH 1-34 is a fragment of the naturally occurring human parathyroid hormone that is an important regulator of calcium and phosphorus metabolism. When given by daily injection, PTH 1-34 has been shown to increase bone mineral density and significantly reduce both vertebral and non-vertebral fractures in postmenopausal women. For example, subcutaneous PTH 1-34 given with calcium and vitamin D reduced the risk of vertebral fractures by 65 percent compared to calcium and vitamin D alone. With respect to bone mineral density (BMD), daily subcutaneous PTH 1-34 produced a 12 percent increase in lumbar spine BMD after 18 months of treatment. Studies will investigate whether the nasal formulation will produce the same results. Daily injections of PTH 1-34 are approved for the treatment of postmenopausal osteoporosis. Osteoporosis is a major public health issue. According to the National Osteoporosis Foundation, 10 million Americans suffer from osteoporosis, with an associated annual national health expenditure of more than $17 billion.

CONFERENCE CALL AND WEBCAST INFORMATION

Nastech management will host a conference call to discuss the collaboration and its intranasal PTH 1-34 program. The call is scheduled for today, February 1, 2006, at 8:30 a.m. Eastern Time (5:30 a.m. Pacific Time). To participate in the live conference call, U.S. residents should dial (866) 713-8563 and international callers should dial (617) 597- 5311. The access code for the live conference call is 92178599. To access the 24-hour telephone replay, U.S. residents should dial (888) 286-8010 and international callers should dial (617) 801-6888. The access code for the replay is 29992597.

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Alternatively, log on to http://www.nastech.com to access a live webcast or the subsequent 30-day archive. Please connect to the Investor section of Nastech's website several minutes prior to the start of the live conference call to ensure adequate time for any software download that may be necessary.

ABOUT NASTECH

Nastech is a pharmaceutical company developing innovative products based on proprietary molecular biology-based drug delivery technologies. Nastech, along with collaboration partners, is developing products for multiple therapeutic areas including inflammatory conditions, obesity and osteoporosis. Additional information about Nastech is available at www.nastech.com.

ABOUT PROCTER & GAMBLE

Three billion times a day, P&G brands touch the lives of people around the world. The company has one of the strongest portfolios of trusted, quality, leadership brands, including Pampers(R), Tide(R), Ariel(R), Always(R), Whisper(R), Pantene(R), Mach3(R). Bounty(R), Dawn(R), Pringles(R), Folgers(R), Charmin(R), Downy(R), Lenor(R), Iams(R), Crest(R), Oral-B(R), Actonel(R), Duracell(R), Olay(R), Head & Shoulders(R), Wella, Gillette(R), and Braun. The P&G community consists of almost 140,000 employees working in over 80 countries worldwide. Please visit http://www.pg.com for the latest news and in-depth information about P&G and its brands.

NASTECH FORWARD LOOKING STATEMENTS

Statements made in this press release may be forward-looking statements within the meaning of Federal Securities laws that are subject to certain risks and uncertainties and involve factors that may cause actual results to differ materially from those projected or suggested. Factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to: (i) the ability of Nastech to obtain additional funding;
(ii) the ability of Nastech to attract and/or maintain manufacturing, research, development and commercialization partners; (iii) Nastech's and/or a partner's ability to successfully complete product research and development, including preclinical and clinical studies and commercialization; (iv) Nastech's and/or a partner's ability to obtain required governmental approvals; and (v) Nastech's and/or a partner's ability to develop and commercialize products that can compete favorably with those of competitors. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in Nastech's most recent periodic reports on Form 10-K and Form 10-Q that are filed with the Securities and Exchange Commission. Nastech assumes no obligation to update and supplement forward-looking statements because of subsequent events.

P&G FORWARD LOOKING STATEMENTS

All statements, other than statements of historical fact included in this release, are forward-looking statements, as that term is defined in the Private Securities Litigation

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Reform Act of 1995. In addition to the risks and uncertainties noted in this release, there are certain factors that could cause actual results to differ materially from those anticipated by some of the statements made. These include:
(1) the ability to achieve business plans, including with respect to lower income consumers and growing existing sales and volume profitably despite high levels of competitive activity, especially with respect to the product categories and geographical markets (including developing markets) in which the Company has chosen to focus; (2) the ability to successfully execute, manage and integrate key acquisitions and mergers, including (i) the Domination and Profit Transfer Agreement with Wella, and (ii) the Company's agreement to merge with The Gillette Company, including obtaining the related required shareholder and regulatory approvals; (3) the ability to manage and maintain key customer relationships; (4) the ability to maintain key manufacturing and supply sources (including sole supplier and plant manufacturing sources); (5) the ability to successfully manage regulatory, tax and legal matters (including product liability, patent, and other intellectual property matters), and to resolve pending matters within current estimates; (6) the ability to successfully implement, achieve and sustain cost improvement plans in manufacturing and overhead areas, including the Company's outsourcing projects; (7) the ability to successfully manage currency (including currency issues in volatile countries), debt (including debt related to the Company's announced plan to repurchase shares of the Company's stock), interest rate and certain commodity cost exposures; (8) the ability to manage the continued global political and/or economic uncertainty and disruptions, especially in the Company's significant geographical markets, as well as any political and/or economic uncertainty and disruptions due to terrorist activities; (9) the ability to successfully manage the pattern of sales, including the variation in sales volume within periods;
(10) the ability to successfully manage competitive factors, including prices, promotional incentives and trade terms for products; (11) the ability to obtain patents and respond to technological advances attained by competitors and patents granted to competitors; (12) the ability to successfully manage increases in the prices of raw materials used to make the Company's products;
(13) the ability to stay close to consumers in an era of increased media fragmentation; and (14) the ability to stay on the leading edge of innovation. For additional information concerning factors that could cause actual results to materially differ from those projected herein, please refer to our most recent 10-K, 10-Q and 8-K reports.

CONTACTS:

NASTECH PHARMACEUTICAL COMPANY INC.
Ed Bell
Senior Investor Relations Manager
(425) 908-3639
IR@NASTECH.COM

NOONAN RUSSO
Matthew Haines (Investors/Media)
(212) 845-4235

PROCTER & GAMBLE
Paula Koenigs, Ph.D.
Manager, Global External Relations
513-622-3923